                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                              PANERA BREAD COMPANY
                  as amended and restated through June 7, 2002

                                   * * * * *


     1.  Name.  The name of the Corporation is:
         Panera Bread Company

     2. Address. The address of its registered office in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. Purpose. The nature of the business or purposes to be conducted or promoted is:

     To engage in the production and marketing of bread products, pastry and cookies and to own, operate, lease, manage and franchise or otherwise have interests in, as joint venturer, partner or otherwise, restaurants, cafes, shops, stores or other establishments, retail or wholesale, engage in the production, marketing and sale of bread, pastry, cookies or other food products and to carry on any other business permitted by the laws of the State of Delaware to a corporation organized under the General Corporation Law of Delaware.

     To carry on any business operation or activity referred to above through a wholly or partly owned subsidiary. To carry on any business, operation or activity referred to above to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or as a partner, or through a joint venture or other arrangement, with any Corporation, partnership, trust, other entity or individual.

     To engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of Delaware.

     4.   Capitalization.

     4.1 The total number of shares which the corporation shall have authority to issue is 87,000,000 shares, consisting of 75,000,000 shares of Class A Common Stock, $.0001 par value, and 10,000,000 shares of Class B Common Stock, $.0001 par value (such Class A Common Stock and Class B Common Stock hereinafter referred to as "Common Stock"), and 2,000,000 shares of Class B Preferred Stock, $.0001 par value.

     4.2  CLASS A COMMON STOCK.

          (a) Designation. The Class A Common Stock, $.0001 par value per share, authorized under this Certificate of Incorporation shall be designated the "Class A Common Stock".

          (b) Voting. At all times each holder of shares of Class A Common Stock shall be entitled to one (1) vote for each share standing in the name of such holder on the books of the Corporation.

          (c) Dividends and Assets. Each outstanding share of Class A Common Stock shall have the same dividend rights and the same rights upon liquidation or dissolution as pertain to a share of Class B Common Stock.

     4.3  CLASS B COMMON STOCK.

          (a) Designation. The Class B Common Stock, .0001 par value per share, authorized under this Certificate of Incorporation shall be designated the "Class B Common Stock".

          (b) Voting. At all times each holder of shares of Class B Common Stock shall be entitled to three (3) votes for each share standing in the name of such holder on the books of the Corporation.
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         (c) Dividends and Assets. Each outstanding share of Class B Common
Stock shall have the same dividend rights and the same rights upon liquidation or dissolution as pertain to a share of Class A Common Stock.

         (d) Conversion. Each share of Class B Common Stock shall be convertible, at the option of the holder thereof, at any time after the issuance or sale thereof, upon surrender to the Corporation of the certificates for the shares of Class B Common Stock to be converted, into fully paid and nonassessable shares of Class A Common Stock, at the rate of one share of Class A Common Stock for each Class B Common Stock share. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock the full number of shares of Class A Common Stock deliverable upon the conversion of all Class B Common Stock from time to time outstanding.

     4.4 Class B Preferred Stock.

         (a) Designation. The Class of Preferred Stock, $.0001 par value per share, authorized under this Section 4.4 shall be designated the "Class B Preferred Stock".

         (b) Issuance; Rights and Preferences. The Class B Preferred Stock may be issued from time to time in one or more series. Shares of each subseries, when issued, shall be designated to distinguish them from the shares of all other series in such manner as shall be determined by the Board of Directors and the resolutions providing for the issue of such series. In addition, the Board of Directors in each such resolution is expressly authorized to fix for each respective series:

         (i) the voting powers, full or limited, or no voting powers and the designations, preferences and relative, participating, options or other special rights, and qualifications, limitations or restrictions thereof;

         (ii) the right, if any, of the Corporation to redeem shares of a particular series and the amount per share which the holders of shares of such particular series shall be entitled to receive in case of redemption;

         (iii) the dividend rights of a particular series, including without limitation, the annual dividend rate, the preference rights, whether the dividends shall be cumulative or non-cumulative and if such dividends shall be cumulative, the date from which they will accumulate;

          (iv) the rights of dissolution of, or upon any distribution of the assets of the Corporation;

          (v) the terms and conditions, if any, upon which shares of a particular series may be made convertible into, or exchangeable for, shares of any other class or classes of stock, or of any series thereof and the price or prices or the rates of exchange and adjustments therefor.

     4.5 Preemptive Rights. No stockholder of this Corporation shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of this Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors in its discretion from time to time may grant and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of this Corporation, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

     4.6 Fractional Shares. No fractional shares of any class of capital stock shall be issued by the Corporation. The Board of Directors of the Corporation is authorized and directed to redeem any and all outstanding fractional shares of capital stock and those shares that hereafter become fractional shares for any reason, at the then fair market value for those shares so redeemed, such fair market value to be determined in the sole discretion of the Corporation's Board of Directors."
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     5.   Incorporator; Directors.

     5.1  The name and mailing address of each incorporator is as follows:

          NAME                     MAILING ADDRESS
          ----                     ---------------
          P.A. Grabowski           1209 Orange Street
                                   Wilmington, Delaware 19801

          D.A. Hampton             1209 Orange Street
                                   Wilmington, Delaware 19801

     5.2 The name and mailing address of each person, who is to serve as a Director until the first annual meeting of the stockholders at which the term of his respective Class expires or until a successor is elected and qualified, is as follows:

          NAME                     MAILING ADDRESS
          ----                     ---------------
Class I (Initial term expiring in 1989)

          Joseph Shaich            23 Tremont Terrace
                                   Livingston, NJ 07039

          James W. Larson          32 Canal Road
                                   Westport, CT 06880

Class II (Initial term expiring in 1990)

          Leonard A. Schlesinger   78 Leeson Lane
                                   Newton Centre, MA 02159

          Robert Lestina           1109 East Valley
                                   Arlington Hts., IL 60004

          Francis W. Hatch, Jr.    Preston Place
                                   Beverly Farms, MA 01915

Class III (Initial term expiring in 1991)

          Ronald M. Shaich         975 Memorial Drive
                                   Cambridge, MA 02138

          Louis I. Kane            10 Chestnut Street
                                   Boston MA 02108

          James R. McManus         20 Bermuda Road
                                   Westport CT 06880

     6.   Existence. The Corporation is to have perpetual existence.

     7. Bylaw. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

     8. Miscellaneous. Elections of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the
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Corporation may be kept (subject to any provision contained in the statutes)
outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said
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application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     9. Duty of Care. A Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or tis stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of the provisions of this Section 9 by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

    10.   Indemnification.

          10.1 The Corporation shall indemnify any person who was or is a party or witness, or is threatened to be made a party or
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witness, to any threatened, pending or completed action, suit or proceeding
(including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative (including a grand jury proceeding), by reason of the fact that he or she (a) is or was a Director, officer, employee or agent of the Corporation or, (b) as a Director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee, agent, partner or trustee (or in any similar position) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent authorized or permitted by the General Corporation Law of Delaware and any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, or in connection with any appeal thereof; provided, however, that, except as provided in Section 10.2 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the initiation
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of such action, suit or proceeding (or part thereof) was authorized by the
Board of Directors. Such right to indemnification shall include the right to payment by the Corporation of expenses incurred in connection with any such action, suit or proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a Director, officer, employee or agent in advance of the final disposition of such action, suit or proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director, officer, employee or agent, to repay all amounts so advanced if it should be determined ultimately that such Director, officer, employee or agent is not entitled to be indemnified under this Section 10 or otherwise.

     10.2  Any indemnification or advancement of expenses required under this
Section 10 shall be made promptly, and in any event within sixty days, upon the written request of the person entitled thereto. If a determination by the Corporation that the person is entitled to indemnification pursuant to this
Section 10 is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within sixty days, the right to indemnification and advancement of expenses as granted by this Section 10 shall be
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enforceable by the person in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action or proceeding shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses pursuant to this Section 10 where the required undertaking has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the General Corporation Law of Delaware, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor the fact that there has been an actual determination by the Corporation (including the Board of Directors, independent legal counsel or the stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     10.3. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10 shall not be deemed exclusive of any other rights to which those seeking
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                                     - 9 -

indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the provisions of this Section 10 shall not affect any obligations of the Corporation or any rights regarding indemnification and advancement of expenses of a Director, officer, employee or agent with respect to any threatened, pending or completed action, suit or proceeding for which indemnification or the advancement of expenses is requested, in which the alleged cause of action accrued at any time prior to such repeal or modification.

     10.4 The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the
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                                      - 10 -


provisions of this Section 10, the General Corporation Law of Delaware or otherwise.

     10.5 If this Section 10 or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director, officer, employee and agent of the Corporation as to expenses (including attorney's fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, a grand jury proceeding and an action, suit or proceeding by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Section 10 that shall not have been invalidated, by the General Corporation Law of Delaware or by any other applicable law.

     11. Pricing Provisions. In the event of any merger or consolidation of the Corporation with any other corporation or the merger of any other corporation into the Corporation or any of its "affiliates", as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect from time to time, or any successor provision, such transaction shall not be consummated unless each of the Corporation's stockholders shall receive incident to the consummation of any such transaction, if they so elect, a price for their shares of stock in the company which shall not be less than the highest price previously paid by such other corporation for any shares of
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                                     - 11 -


the Corporation's stock of that class. Such price shall be paid in the same medium of payment paid to the stockholder receiving the highest price paid as aforesaid, and shall be paid at the time of consummation of the subject transaction to each electing stockholder.

     12. Election of Directors. The Directors shall be chosen as provided hereinafter at the annual meeting of stockholders by such stockholders as have the right to vote thereon, and each shall hold office until the next election of Directors of his class, as provided below, and until his successor is chosen and qualified or until he sooner dies, resigns, is removed, or becomes disqualified. The Board of Directors shall be divided into three classes as nearly equal in number as may be, with the initial term of office of Class I expiring at the annual meeting of stockholders in 1989, of Class II expiring at the annual meeting of stockholders in 1990, and of Class III expiring at the annual meeting of shareholders in 1991.

     At each annual meeting of stockholders, Directors chosen to succeed those whose terms then expire shall be elected for a full term of office expiring at the third succeeding annual meeting of stockholders after their election. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of Directors and/or for the removal of one or more Directors and for the filling of any vacancy in that connection, newly created Directorships and any vacancies in the
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Board of Directors, including vacancies resulting from the removal of
Directors for cause, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum, or by the sole remaining Director. A Director elected to fill a vacancy shall serve for the balance of the term which he has been elected to fill, even though that term may extend beyond the next annual meeting of stockholders.

     Subject to the foregoing, Directors elected to fill a vacancy shall hold office for a term expiring at the annual meeting at which the term of the class to which they shall have been elected expires. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. The stockholders of the corporation are expressly prohibited from cumulating their votes in any election of Directors of the Corporation.

     13. Amendments. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.